Exhibit 99.1

NEWS RELEASE

For Immediate Release	OTCQX: SHWZ

SCHWAZZE SIGNS DEFINITIVE AGREEMENT TO ACQUIRE MCG, LLC

Schwazze Continues its Colorado Expansion Strategy with

Emerald Fields Cannaboutique Dispensaries in Manitou Springs & Glendale, CO

DENVER, Nov. 16, 2021 /CNW/ - Schwazze, (OTCQX: SHWZ) ("Schwazze" or the "Company"), announced that it has signed definitive documents to acquire MCG, LLC ("Emerald Fields"). Emerald Fields owns and operates two retail cannabis dispensaries, located in Manitou Springs and Glendale, Colorado. This acquisition is part of the Company's continuing retail expansion plan in Colorado bringing the total number of dispensaries including announced acquisitions to 22.

Total consideration for the acquisition will be $29 million and will be paid as 60% cash and 40% Schwazze common stock upon closing. The acquisition is targeted to close in the next 75 days, subject to closing conditions and covenants customary for this type of transaction, including, without limitation, obtaining Colorado Marijuana Enforcement Division and local licensing approval.

"Our team is delighted to add the Emerald Fields Cannaboutiques to our growing portfolio of dispensaries and are eager to welcome the team to Schwazze. Manitou Springs and Glendale are attractive locations and are valuable assets to our overall acquisitions plans as we continue to build out Colorado. Our team is excited to add another store brand to our house of brands." said Justin Dye, Schwazze's CEO.

About Schwazze

Schwazze (OTCQX: SHWZ) is building the premier vertically integrated cannabis company in Colorado and plans to take its operating system to other states where it can develop a differentiated leadership position. Schwazze is the parent company of a portfolio of leading cannabis businesses and brands spanning seed to sale. The Company is committed to unlocking the full potential of the cannabis plant to improve the human condition. Schwazze is anchored by a high-performance culture that combines customer-centric thinking and data science to test, measure, and drive decisions and outcomes. The Company's leadership team has deep expertise in retailing, wholesaling, and building consumer brands at Fortune 500 companies as well as in the cannabis sector. Schwazze is passionate about making a difference in our communities, promoting diversity and inclusion, and doing our part to incorporate climate-conscious best practices. Medicine Man Technologies, Inc. was Schwazze's former operating trade name. The corporate entity continues to be named Medicine Man Technologies, Inc.

Schwazze derives its name from the pruning technique of a cannabis plant to enhance plant structure and promote healthy growth.

Forward-Looking Statements

This press release contains "forward-looking statements." Such statements may be preceded by the words "plan," "will," "may,", "predicts," or similar words. Forward-looking statements are not guarantees of future events or performance, are based on certain assumptions, and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control and cannot be predicted or quantified. Consequently, actual events and results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) our inability to manufacture our products and product candidates on a commercial scale on our own or in collaboration with third parties; (ii) difficulties in obtaining financing on commercially reasonable terms; (iii) changes in the size and nature of our competition; (iv) loss of one or more key executives or scientists; (v) difficulties in securing regulatory approval to market our products and product candidates; (vi) our ability to successfully execute our growth strategy in Colorado and outside the state, (vii) our ability to consummate the acquisition described in this press release or to identify and consummate future acquisitions that meet our criteria, (viii) our ability to successfully integrate acquired businesses and realize synergies therefrom, (ix) the ongoing COVID-19 pandemic, * the timing and extent of governmental stimulus programs, and (xi) the uncertainty in the application of federal, state and local laws to our business, and any changes in such laws. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the Securities and Exchange Commission (SEC), including the Company's Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise except as required by law.

Investors Joanne Jobin Investor Relations Joanne.jobin@schwazze.com 647 964 0292	Media Julie Suntrup, Schwazze Vice President | Marketing & Merchandising julie.suntrup@schwazze.com 303 371 0387